Exhibit 4.2

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

TABLE OF CONTENTS

Page

1.	Definitions		1

2.	Registration Rights		5
	2.1	Demand Registration	5
	2.2	Company Registration	7
	2.3	Underwriting Requirements	7
	2.4	Obligations of the Company	9
	2.5	Furnish Information	10
	2.6	Expenses of Registration	10
	2.7	Delay of Registration	11
	2.8	Indemnification	11
	2.9	Reports Under Exchange Act	13
	2.10	Limitations on Subsequent Registration Rights	14
	2.11	“Market Stand-off” Agreement	14
	2.12	Restrictions on Transfer	15
	2.13	Termination of Registration Rights	16
	2.14	Qualified SPAC Transaction	16

3.	Information and Observer Rights		17
	3.1	Delivery of Financial Statements	17
	3.2	Inspection	18
	3.3	Observer Rights	18
	3.4	Termination of Information and Observer Rights	19
	3.5	Confidentiality	19
	3.6	Material Non-Public Information	20

4.	Rights to Future Stock Issuances		20
	4.1	Right of First Offer	20
	4.2	Termination	22

5.	Additional Covenants		22
	5.1	Matters Requiring Series C Director Approval	22
	5.2	Right to Conduct Activities	22
	5.3	Permitted Issuances of Series D Preferred Stock and Series C Preferred Stock	23
	5.4	Termination of Covenants	23

6.	Miscellaneous		23
	6.1	Successors and Assigns	23
	6.2	Governing Law	24
	6.3	Counterparts	24
	6.4	Titles and Subtitles	24
	6.5	Notices	24

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6.6	Amendments and Waivers	25
6.7	Severability	26
6.8	Aggregation of Stock	26
6.9	Additional Investors	26
6.10	Entire Agreement	26
6.11	Dispute Resolution	26
6.12	WAIVER OF JURY TRIAL	27
6.13	Delays or Omissions	27
6.14	Massachusetts Business Trust	27

Schedule A	-	Schedule of Investors
Schedule B	-	Investment Management Entities
Schedule C	-	Material Non-Public Information Contacts

ii

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 11th day of May, 2021, by and among Caris Life Sciences, Inc., a Texas corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors hold shares of Common Stock, Preferred Stock and/or shares of Common Stock issued upon conversion thereof;

WHEREAS, the Company and certain of the Investors are parties to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”);

WHEREAS, the Company and certain of the Investors are parties to that certain Investors’ Rights Agreement, dated as of August 14, 2020 (the “Existing Agreement”), and such Investors have the power and authority to amend and restate the Existing Agreement pursuant to the provisions of Section 6.6 thereof; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce certain of the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement will amend and restate the Existing Agreement in its entirety and that this Agreement will govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and will govern certain other matters as set forth in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.            Definitions. For purposes of this Agreement:

1.1              “Affiliate” means, (a) with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person; and (b) in the case of a Fidelity Investor, also an investment company registered under the Investment Company Act of 1940 advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, one or more mutual funds, pension funds, pooled investment vehicles or institutional clients advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, in each case, registered under the Investment Advisors Act of 1940, as amended.

1.2              “Board” means the board of directors of the Company.

1.3              “Certificate” means the Company’s Amended and Restated Certificate of Formation, as amended and/or restated from time to time.

1.4              “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.5              “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in therapeutic development, drug delivery, diagnostics and disease monitoring and that is materially competitive with any material portion of the business of the Company as determined in good faith by the Board (including through ownership of any portfolio company), but does not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds (i) less than a majority of the outstanding equity or securities exchangeable for or convertible into equity of any Competitor or (ii) any indebtedness of any Competitor and does not, nor do any of its Affiliates, have a right to directly or indirectly, control any Competitor, it being agreed that equity ownership of less than 20% of a publicly traded company, in and of itself, does not constitute control over such company. The parties agree that the investment management entities set forth on Schedule B (which schedule may be updated by the Company to add additional Investors from time to time) and their affiliated investment management and/or sub-advisory clients are not Competitors as of the date of this Agreement and any existing or future debt or equity holding (“Portfolio Company”) by affiliated investment management and/or sub-advisory clients of such investment management entity will not be aggregated to determine whether such investment management entity becomes a Competitor; provided that such Portfolio Company does not receive any confidential information and does not acquire any ownership interest in the Company.

1.6              “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7              “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8              “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9              “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10            “Existing Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

1.11            “Fidelity” means Fidelity Management & Research Company.

1.12            “Fidelity Investor” means any Investor advised or sub-advised by Fidelity.

1.13            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.14            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.15            “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.16            “Highland” means Highland Capital Management, L.P.

1.17            “Holder” means any holder of Registrable Securities (including any Affiliate of an Investor) who is a party to this Agreement.

1.18            “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.19            “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.20            “IPO” means (i) the Company’s first underwritten public offering of its Common Stock under the Securities Act or (ii) the Company’s direct listing on the New York Stock Exchange or Nasdaq.

1.21            “Major Investor” means any Investor.

1.22            “New Securities” means, collectively, equity securities of the Company and any of its wholly owned subsidiaries, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities; provided, however, that securities of the Company’s subsidiaries that are to be issued to the Company or another direct or indirect subsidiary of the Company shall not be “New Securities” for purposes of this Agreement.

1.23            “OrbiMed” means, collectively, OrbiMed Partners Master Fund Limited, Worldwide Healthcare Trust PLC and OrbiMed Genesis Master Fund, L.P.

1.24            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.25            “Preferred Stock” means, collectively, shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

1.26            “Qualified SPAC Transaction” has the meaning assigned to such term in the Certificate.

1.27            “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other debt or equity securities of the Company, or other debt or equity instruments or other similar agreements or arrangements, held by the Investors or their Affiliates; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.28            “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.29            “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.12(b) hereof.

1.30            “SEC” means the Securities and Exchange Commission.

1.31            “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.32            “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.33            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.34            “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.35            “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.36            “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.37            “Series C Director” has the meaning assigned to such term in the Voting Agreement.

1.38            “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

1.39            “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

1.40            “Sixth Street” means Sixth Street Specialty Lending, Inc., TAO Barnett Investments, LLC, TOP III Barnett Investments, LLC, Barnett Equity Holdings, LLC and Barnett Equity Holdings II, LLC.

1.41            “Stonebridge-Highland” means SH Caris Life US, LLC.

1.42            “Stonebridge” means Stonebridge Capital, Inc.

1.43            “Voting Agreement” means that certain Amended and Restated Voting Agreement of even date herewith by and among the Company and the Shareholders (as defined therein).

2.            Registration Rights. The Company covenants and agrees as follows:

2.1            Demand Registration.

(a)            Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from any of (i) Holders of twenty percent (20%) of the Registrable Securities issued upon conversion of the Series C Preferred Stock, (ii) Holders of twenty percent (20%) of the Registrable Securities issued upon conversion of the Series D Preferred Stock, or (iii) Holders of twenty percent (20%) of the Registrable Securities issued upon conversion of the Existing Preferred Stock, that the Company file a Form S-1 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10 million, then the Company will (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and, in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b)            Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from any of: (i) Holders of twenty percent (20%) of the Registrable Securities issued upon conversion of the Series C Preferred Stock, (ii) Holders of twenty percent (20%) of the Registrable Securities issued upon conversion of the Series D Preferred Stock, or (iii) Holders of twenty percent (20%) of the Registrable Securities issued upon conversion of the Existing Preferred Stock that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company will (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c)            Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company will have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof will be tolled correspondingly, for a period of not more than thirty (30) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(d)            The Company will not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b); (iii) with respect to Section 2.1(a)(i), after the Company has effected two registrations pursuant to Section 2.1(a)(i); (iv) with respect to Section 2.1(a)(ii), after the Company has effected two registrations pursuant to Section 2.1(a)(ii); or (v) with respect to Section 2.1(a)(iii), after the Company has effected two registrations pursuant to Section 2.1(a)(iii). The Company will not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected three registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration will not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement will be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c) or follows an event or series of events that would reasonably be expected to have a material adverse effect on the business, assets, (including intangible assets), financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).

2.2            Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company will, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company will, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration will be borne by the Company in accordance with Section 2.6.

2.3            Underwriting Requirements.

(a)            If pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to Section 2.1, and the Company will include such information in the Demand Notice. The underwriter(s) will be selected by the Board and will be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders will so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting will be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as will mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting will not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)            In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company will not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company will be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering will be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as will mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event will the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, will be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” will be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)            For purposes of Section 2.1, a registration will not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than one hundred percent (100%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period will be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period will be extended for up to thirty (30) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)            prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)            furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of their Registrable Securities;

(d)            use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as are reasonably requested by the selling Holders; provided that the Company will not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)            in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)            provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)            promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company will ensure that at all times after any registration statement covering a public offering of securities of the Company under the Securities Act will have become effective, its insider trading policy will provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5            Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6            Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $75,000, of one counsel (and any reasonably necessary local counsel) for the selling Holders (“Selling Holder Counsel”), will be borne and paid by the Company; provided, however, that the Company will not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders will bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders will not be required to pay any of such expenses and will not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 will be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7            Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8            Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, investment advisors and shareholders of each such Holder, legal counsel and accountants for each such Holder, any underwriter (as defined in the Securities Act) for each such Holder, and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) will not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)            To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) will not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further that in no event will the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)            Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party will have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) will have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)            To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event will a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(f)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 will survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise will survive the termination of this Agreement.

2.9            Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company will:

(a)            make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO or the closing of a Qualified SPAC Transaction;

(b)            use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements);

(c)            furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO or one (1) year after the closing of a Qualified SPAC Transaction), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form); and

(d)            take such further reasonable action as any Holder may reasonably request from time to time to enable such Holder (i) to remove any restrictive legends from such Holder’s Registrable Securities and transfer such Holder’s Registrable Securities to a brokerage account and (ii) to sell such Holder’s Registrable Securities without registration under the Securities Act and within the limitations of the exemptions provided by SEC Rule 144 or any similar rule or regulation hereafter adopted by the SEC; provided that, notwithstanding anything to the contrary, the Company shall not be required to provide a legal opinion or determination to any third party with regards to the “affiliate” status of any Holder under SEC Rule 144 as part of its obligations under this Section 2.9(d).

2.10            Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company will not, without the prior written consent of (x) the holders of a majority of the Series D Preferred Stock then outstanding (including in such majority Sixth Street for so long as Sixth Street and its Affiliates which are permitted assigns under this Agreement hold at least 18,518,518 shares of Series D Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, reorganization, stock combination, or similar transaction effected after the date hereof)) (the “Requisite Series D Holders”); and (y) the holders of a majority of the Series C Preferred Stock then outstanding (including in such majority Stonebridge-Highland for so long as Stonebridge-Highland and its Affiliates which are permitted assigns under this Agreement hold at least 13,586,957 shares of Series C Preferred Stock (as adjusted for any stock split, stock dividend, reorganization, stock combination, or similar transaction effected after the date hereof)) (the “Requisite Series C Holders”), enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to vote with the holders of Series D Preferred Stock or Series C Preferred Stock to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation will not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.9.

2.11            “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be required by law to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock in each instance held immediately before the effective date of the registration statement for the IPO (which for clarification excludes securities acquired in the related offering); or (ii) enter into any swap, derivative security, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities held immediately before the effective date of the registration statement for the IPO, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 will not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided further that any such transfer will not involve a disposition for value, and will be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains similar agreements from shareholders owning, in the aggregate, more than ninety-two percent (92%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). For the avoidance of doubt, the restrictions described in this Section 2.11 shall not apply to the sale of any shares acquired in the IPO or in the open market following the IPO. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and will have the right, power, and authority to enforce the provisions hereof as though they were a party hereto, subject to the terms and conditions hereof. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. If any of the obligations described in this Section 2.11 are waived or terminated with respect to any of the securities of any Holder, officer, director, or other Company stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities held by each Holder as the percentage of the Released Securities represents with respect to the securities held by the applicable Holder, officer, director, or other stockholder.

2.12            Restrictions on Transfer.

(a)            The Preferred Stock and the Registrable Securities will not be sold, pledged, or otherwise transferred, and the Company will not recognize and will issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)            Each certificate, instrument, or book-entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, reorganization, stock combination, or similar transaction, will (unless otherwise permitted by the provisions of Section 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)            The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof will give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice will describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, will be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who will, and whose legal opinion will, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities will be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144, or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument, or book-entry representing the Restricted Securities transferred as above provided will be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate instrument, or book-entry will not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13            Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 will terminate upon the earlier of (a) closing of a Deemed Liquidation Event, as such term is defined in the Certificate, other than a Deemed Liquidation Event under clause (c) of the definition of Deemed Liquidation Event in circumstances where the Investors continue to own shares of the Company, or (b) the fourth anniversary of the IPO.

2.14            Qualified SPAC Transaction. Upon the closing of any Qualified SPAC Transaction (as defined in the Certificate), the Company will use reasonable best efforts to cause the rights of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1, Section 2.2, Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 2.9, or Section 2.10 to apply mutatis mutandis to the stock of the publicly traded corporation from such Qualified SPAC Transaction as if it was an IPO hereunder.

3.            Information and Observer Rights.

3.1            Delivery of Financial Statements. The Company will deliver to each Major Investor, provided that the Board has not reasonably determined that such recipient is a Competitor of the Company:

(a)            as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(e)) for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company; provided, however, that audited annual financial statements for the Company’s fiscal year ended December 31, 2020 shall be delivered on or before May 31, 2021;

(b)            as soon as practicable, but in any event within sixty (60) days after the end of each fiscal quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of shareholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); provided, however, that such financial statements provided under this Section 3.1(b) for the Company’s fiscal quarter ended March 31, 2021 shall be delivered on or before May 31, 2021;

(c)            as soon as practicable, but in any event within sixty (60) days after the end of each fiscal quarter of each fiscal year, a capitalization table showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(d)            such other information relating to the business of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1(d) to provide any such requested information more than once a fiscal quarter to any Major Investor or provide information (i) that the Company determines in its sole discretion to be a trade secret, confidential information, or competitively sensitive; (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel; or (iii) that is financial in nature; and

(e)            as soon as practicable, but in any event within thirty (30) days following the end of each fiscal year, a budget and business plan for the next fiscal year approved by the Board (collectively, the “Budget”).

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections will be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 will be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2            Inspection. The Company shall permit the Major Investors (provided that the Board has not reasonably determined that any such Major Investor is a Competitor), once a fiscal quarter upon at least seven (7) days’ advance notice, to visit the Company’s properties, discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investors; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to information that it, in its sole discretion, considers to be a trade secret, confidential information, or competitively sensitive or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. The Major Investors collectively may only exercise their inspection rights pursuant to this Section 3.2 one (1) time per fiscal quarter, but the Company will give the Major Investors reasonably prompt notice of an exercise of these rights and make reasonable arrangements to offer all Major Investors the opportunity to participate with one representative of such Major Investor. Any information obtained during such inspection shall be treated as confidential information pursuant to Section 3.5 hereof.

3.3            Observer Rights. (a) Unless the Series C Director is serving on the Board and is an employee, consultant or advisor of Stonebridge-Highland, Stonebridge, or Highland or their respective Affiliates, for as long as Stonebridge-Highland owns at least 13,586,957 shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, reorganization, stock combination, or similar transaction effected after the date hereof), the Company will invite a representative of Stonebridge-Highland reasonably acceptable to the Company (which will initially be Nate Burns) to attend all meetings of the Board in a nonvoting observer capacity; (b) unless the Series C Director is serving on the Board and is an employee, consultant or advisor of Coatue US 21 LLC or its Affiliates (“Coatue”), for as long as Coatue owns at least 13,586,957 shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, reorganization, stock combination or similar transaction effected after the date hereof), the Company will invite a representative of Coatue reasonably acceptable to the Company (the “Coatue Observer”) to attend all meetings of the Board in a nonvoting observer capacity; and (c) for as long as OrbiMed owns at least 8,152,175 shares of Series C Preferred Stock (or Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, reorganization, stock combination, or similar transaction effected after the date hereof), the Company will invite a representative of OrbiMed reasonably acceptable to the Company (the “OrbiMed Observer”) to attend all meetings of the Board in a nonvoting observer capacity, and in this respect, will give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors (with respect to Stonebridge-Highland’s observer, without following the procedures in Section 3.6); provided, however, that such representatives will agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided and will not disclose such information to any other persons; and provided further, that the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representatives is a Competitor of the Company.

3.4            Termination of Information and Observer Rights. The covenants set forth in Section 3.1 and Section 3.2 will terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon the closing of a Qualified SPAC Transaction, or (iv) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate, other than a Deemed Liquidation Event under clause (c) of the definition of Deemed Liquidation Event in circumstances where the Investors continue to own shares of the Company, whichever event occurs first.

3.5            Confidentiality. Each Investor, other than Sixth Street, agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company or its representatives (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose (i) confidential information to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; provided that such Person is subject to an obligation of confidentiality; (ii) high-level summaries that only describe the Company’s business and high-level general financial information without reference to business plans, intellectual property, trade secrets, or other confidential information of the Company to prospective limited partners or members of such Investor; (iii) general financial information and high-level summaries that only describe the Company’s business without reference to business plans, intellectual property, trade secrets, or other confidential information of the Company to limited partners or members of such Investor (but not prospective limited partners or members); provided that such recipient is subject to an obligation of confidentiality with respect to the information received; (iv) confidential information to bona fide prospective purchasers of an Investor’s capital stock of the Company; provided that (A) such prospective purchaser is not a Competitor, (B) such prospective purchaser enters into a confidentiality agreement with the Investor that is consistent with and on terms no less restrictive than this Section 3.5 that provides that the Company is a third-party beneficiary and entitled to enforce such confidentiality agreement against such prospective purchaser, and (C) the Investor making such disclosure to such prospective purchaser shall be liable under this Agreement for any disclosure or use of confidential information by such prospective purchaser that would be a breach of this Agreement as if such prospective purchaser were an Investor under this Agreement; or (v) confidential information as may otherwise be required by law, regulation, rule, court order, or subpoena; provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. For the avoidance of doubt, Sixth Street shall not be subject to any of the restrictions set forth in this Section 3.5.

3.6            Material Non-Public Information. The Company understands and acknowledges that in the regular course of the Investors’ businesses, certain Investors may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, if the Company has identified material non-public information in its possession relating to a Public Company, the Company will not share such material non-public information with the Investors. The Company will use commercially reasonable efforts to identify the material non-public information about a Public Company (“Public Company Information”) and will contact the Investors who have a contact set forth on Schedule C (the “Restricted Investors”). In the event that the Company seeks an exception to the prohibition on providing material non-public information on a Public Company to the Restricted Investors, the Company shall provide prior written notice (which may include e-mail) describing such information to and receive prior written approval (which may include e-mail) from such contact set forth on Schedule C. The Company will be permitted to disclose agreements entered into with Public Companies in the ordinary course of business, such as routine customer, supplier, advertising, and publishing agreements without such written authorization. Each Investor acknowledges and agrees that this Section 3.6 shall not apply to any Public Company Information that is disclosed during discussions at any meeting of the Board (or any committee thereof) which, for clarification, excludes disclosure in materials prepared for the board.

4.            Rights to Future Stock Issuances.

4.1            Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company will first offer such New Securities to each Major Investor. A Major Investor may apportion the right of first offer hereby granted to it in such proportions as such Major Investor deems appropriate, among (i) itself and (ii) its Affiliates (other than portfolio companies or operating companies); provided that each such Affiliate (x) is not a Competitor, (y) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors, and the other parties named therein, as an “Investor” under each such agreement, and (z) the participation of such Affiliate in such offering would not require the Company or such Affiliate to make any regulatory filing with any governmental authority. It is understood and agreed that only funds jointly managed by Highland and Stonebridge will be deemed Affiliates of Stonebridge-Highland for purposes of this Section 4.1 prior to (x) the Company’s first underwritten public offering of its Common Stock under the Securities Act or (y) a concurrent private placement in connection with a Qualified SPAC Transaction (clauses (x) and (y) together, a “Public Offering”), and with respect to a Public Offering, Affiliates of each of Highland and Stonebridge will be deemed Affiliates of Stonebridge-Highland for purposes of this Section 4.1.

(a)            The Company will give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities; provided, that in the case of a Public Offering, the Company will only be required to provide notice of the expected size of the offering (but will not be required to provide information regarding the expected price of the offering).

(b)            By notification to the Company within twenty (20) days (or ten (10) days in connection with a Public Offering) after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period (or ten (10) day period in connection with a Public Offering), the Company will promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period (or three (3) day period in connection with a Public Offering) commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) will occur within the later of one hundred twenty (120) days of the date that the Offer Notice is given and the date of the initial sale of New Securities pursuant to Section 4.1(c); provided, that in connection with a Public Offering, such closing will occur pursuant to the terms of such Public Offering.

(c)            If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice; provided, that in connection with a Public Offering, the Company will not be restricted regarding the aggregate size of the offering or the price per share. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder will be deemed to be revived and such New Securities may not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d)            The right of first offer in this Section 4.1 will not be applicable to (i) Exempted Securities (as defined in the Certificate); and (ii) the issuance of shares of Series D Preferred Stock to Additional Purchasers pursuant to Section 1.3 of the Purchase Agreement.

(e)            Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 4.1 except for New Securities to be issued in connection with a Public Offering, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice will describe the type, price, and terms of the New Securities. Each Major Investor will have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Section 4.1(b) before giving effect to the issuance of such New Securities.

4.2            Termination. The covenants set forth in Section 4.1 will terminate and be of no further force or effect (i) immediately following the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon the closing of a Qualified SPAC Transaction, or (iv) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate, other than a Deemed Liquidation Event under clause (c) of the definition of Deemed Liquidation Event in circumstances where the Investors continue to own shares of the Company, whichever event occurs first.

5.            Additional Covenants.

5.1            Matters Requiring Series C Director Approval. In the event the holders of Series C Preferred Stock are entitled to designate the Series C Director as set forth in the Certificate, the Company hereby covenants and agrees with each of the Investors that it will not, without the approval of the Board, which approval must include the affirmative vote of the Series C Director:

(a)            incur more than $30 million of additional indebtedness for borrowed money (beyond the principal amount of any indebtedness for borrowed money that exists as of the appointment of the Series C Director to the Board) after the date of appointment of the Series C Director; or

(b)            change the principal business of the Company or enter into a new line of business, in each case outside the life sciences sector, which for clarification does not include the sale or licensing of data gathered from businesses within the life sciences sector.

5.2            Right to Conduct Activities. The Company hereby agrees and acknowledges that each Major Investor (together with their respective Affiliates) is a professional investment organization and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, no Major Investor (or its Affiliates) will be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Major Investor (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee, or other representative of such Major Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing will not relieve (x) any of the Investors from liability associated with the unauthorized disclosure or use of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.3            Permitted Issuances of Series D Preferred Stock and Series C Preferred Stock.

(a)            The Company hereby agrees and acknowledges that unless the Requisite Series D Holders give their prior written consent, the Company will not issue shares of Series D Preferred Stock other than pursuant to the Purchase Agreement.

(b)            The Company hereby agrees and acknowledges that unless the Requisite Series C Holders give their prior written consent, the Company will not issue shares of Series C Preferred Stock other than pursuant to: (i) warrants issued to Sixth Street Specialty Lending, Inc., and Barnett Equity Holdings, LLC disclosed on the Disclosure Schedules to the Purchase Agreement; and (ii) that certain Convertible Loan Agreement, dated as of September 21, 2018, by and among Caris Life Sciences, Ltd., certain subsidiaries of Caris Life Sciences, Ltd. from time to time and TPG Specialty Lending, Inc., as amended by that certain Amendment No. 1 to Convertible Loan Agreement, dated as of April 2, 2020, by and among Caris Life Sciences, Ltd., Caris Molecular Diagnostics, Inc., Caris Science, Inc., Caris MPI, Inc., Caris Pharmatech, Inc., Caris Therapeutics, Inc., TAO Barnett Investments, LLC, Top III Barnett Investments, LLC, and TPG Specialty Lending, Inc., as each such agreement may be further amended or restated from time to time.

5.4            Termination of Covenants. The covenants set forth in Section 5.1 and Section 5.3 will terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon the closing of a Qualified SPAC Transaction, or (iv) upon the closing of a Deemed Liquidation Event, as such term is defined in the Certificate, other than a Deemed Liquidation Event under clause (c) of the definition of Deemed Liquidation Event in circumstances where the Investors continue to own shares of the Company, whichever event occurs first.

6.            Miscellaneous.

6.1            Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder, (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members, or (iii) after such transfer, holds at least 2,000,000 shares of Registrable Securities (or such lesser amount of Registrable Securities constituting all of such Investor’s Registrable Securities) (subject to appropriate adjustments for any stock split, stock dividend, reorganization, stock combination, or similar transaction effected after the date hereof); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.11 and Section 3.5; provided, further that such Affiliate or Immediate Family Member is not either (x) a Competitor of the Company or (y) Person of the type described in Rule 506(d)(1) of the Securities Act of 1933, as amended. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or shareholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member will be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights will, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. No assignment shall relieve any party of its obligations under Section 3.5.

6.2            Governing Law. This Agreement will be governed by the internal law of the State of Texas, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Texas.

6.3            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5            Notices. All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications will be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy will also be sent to Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, Attn: Robert Masella, J. Russel Denton, Email: ###, ###, if notice is given to Stonebridge-Highland, a copy will also be given to Squire Patton Boggs (US) LLP, 1801 California St., Suite 4900, Denver, CO 80202, Attn: Thomas Reems, Email: ###, and if notice is given to Sixth Street, a copy will also be given to Ropes & Gray LLP, 32nd Floor, 191 North Wacker Drive, Chicago, IL 60606, Attn: Matthew J. Richards; Email: ###.

6.6            Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) the Principal Holders (as defined in the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith), (iii) the Requisite Series C Holders, and (iv) the Requisite Series D Holders (unless this Agreement is to be amended in connection with the authorization, creation, issuance, and/or sale of Permitted Preferred Stock (as defined in the Certificate) to (A) add the purchaser(s) of Permitted Preferred Stock as Investor(s) or Major Investor(s) for purposes of this Agreement, including Sections 3 and 4, (B) create a list of transactions which require the consent of a director appointed solely by the purchasers of Permitted Preferred Stock, (C) grant such purchaser(s) registration rights that may be granted in compliance with Section 2.10 and (D) grant such purchaser(s) rights that would not adversely modify the rights of the holders of the Series C Preferred Stock or the holders of the Series D Preferred Stock (beyond any modification associated with the addition of additional Investors, holders of Permitted Preferred Stock or Major Investors) (for purposes of this clause (D) the Investors holding Series C Preferred Stock and Series D Preferred Stock agree that granting rights to the holder(s) of Permitted Preferred Stock on a subject matter when the holders of Series C Preferred Stock or Series D Preferred Stock, as applicable, are not granted rights on that subject matter does not adversely modify the rights of the holders of Series C Preferred Stock or Series D Preferred Stock, as applicable), it being understood that any such amendment described in this parenthetical shall not require the consent of the Requisite Series C Holders or the Requisite Series D Holders); provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) will be deemed to be a waiver); provided further that this Agreement may not be amended, modified, terminated, or waived to adversely modify the rights granted to J.H. Whitney VI, L.P. disproportionately to the effect on the rights of the other Investors without the written consent of J.H. Whitney VI, L.P. Notwithstanding the foregoing, Section 1.1, Section 1.5, Section 1.21, Schedule B, Section 3.1, Section 3.2, Section 3.5(iii), Section 6.8 and this sentence of Section 6.6 shall not be amended, modified, terminated (other than as provided in Section 3.4) or waived in a manner that would adversely affect the rights of an Investor that is a mutual fund, pension fund, separately managed account or other pooled investment vehicle, in each case managed by an investment advisor registered under the Investment Advisers Act of 1940, as amended (an “Advisory Investor”), without either (i) the consent of such Advisory Investor, or (ii) providing such Advisory Investor the rights in such sections in a separate letter agreement.

Notwithstanding the foregoing, Section 3.1, Section 4, and any other section of this Agreement applicable to the Major Investors (including this clause of this Section 6.6) may not be amended, modified, terminated or waived without the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors. Notwithstanding the foregoing, Schedule A, Schedule B, and Schedule C hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties; and Schedule A, Schedule B, and Schedule C hereto may also be amended by the Company after the date of this Agreement without the consent of the other parties to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.9. The Company will give prompt notice of any amendment, modification, or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.6 will be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision will be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates will be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9            Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series D Preferred Stock after the date hereof pursuant to the Purchase Agreement, any purchaser of such shares of Series D Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter will be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors will be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10            Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) and the Side Letters (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled (including the Existing Agreement, which this Agreement amends and restates in its entirety).

6.11            Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Texas or to the jurisdiction of the United States District Court for the Northern District of Texas, in each case located in Dallas County, Texas, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Dallas County, Texas or the United States District Court for the Northern District of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.12            WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.13            Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor will it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

6.14            Massachusetts Business Trust. A copy of the Declaration of Trust of each Fidelity Investor or any Affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the trustees of such Fidelity Investor or any Affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Fidelity Investor or any Affiliate thereof individually but are binding only upon such Fidelity Investor or any Affiliate thereof and its assets and property.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CARIS LIFE SCIENCES, INC.

By:	/s/ David D. Halbert

Name:	David D. Halbert

Title:	Chief Executive Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALINA INVESTMENT PTE. LTD.

By:	/s/ Jonathan Ferrugia
Name:	Jonathan Ferrugia
Title:	Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CARIS HALBERT, L.P.
By: Caris Investment Management, LLC, its General Partner

By:	/s/ David D. Halbert
Name: David D. Halbert
Title: Managing Member

ADAPT I LTD.
By: DDH Adapt Trust, its General Partner

By:	/s/ David D. Halbert
Name: David D. Halbert
Title: Trustee

CARISOME I, L.P.
By: DDH Carisome Trust, its Managing General Partner

By:	/s/ David D. Halbert
Name: David D. Halbert
Title: Trustee

CARIS INVESTMENT III LTD.
By: Caris Investment Management, LLC, its General Partner

By:	/s/ David D. Halbert
Name: David D. Halbert
Title: Managing Member

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CARIS INVESTMENT II LTD.
By: Caris Investment Management, LLC, its General Partner

By:	/s/ David D. Halbert
Name: David D. Halbert
Title: Managing Member

/s/ David D. Halbert
DAVID D. HALBERT

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLEARBRIDGE SMALL CAP GROWTH FUND
CLEARBRIDGE VARIABLE SMALL CAP GROWTH PORTFOLIO
CLEARBRIDGE SELECT FUND
EQ/CLEARBRIDGE SELECT EQUITY MANAGED VOLATILITY PORTFOLIO
CLEARBRIDGE SELECT, LP

By: ClearBridge Investments, LLC as discretionary manager

By:	/s/ Barbara Brooke Manning
Name: Barbara Brooke Manning
Title: Managing Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COATUE US 44 LLC

By:	/s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

COATUE US 21 LLC

By:	/s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COLUMBIA SMALL CAP GROWTH FUND I

By:	/s/ Apratim Sen
Name: Apratim Sen
Title: Assistant Secretary

COLUMBIA VARIABLE PORTFOLIO – SMALL COMPANY GROWTH FUND

By:	/s/ Apratim Sen
Name: Apratim Sen
Title: Assistant Secretary

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CPP INVESTMENT BOARD PMI-3 INC.

By:	/s/ Leon Pedersen
Name: Leon Pedersen
Title: Authorized Signatory

By:	/s/ Paul McCracken
Name: Paul McCracken
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EATON VANCE GROWTH TRUST ON BEHALF OF ITS SERIES, EATON VANCE WORLDWIDE HEALTH SCIENCES FUND

By:	/s/ Deidre E. Walsh
Name: Deidre E. Walsh
Title: Vice President and not individually

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY SECURITIES FUND: FIDELITY SMALL CAP GROWTH FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SMALL CAP GROWTH K6 FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY CAPITAL TRUST: FIDELITY FLEX SMALL CAP FUND - SMALL CAP GROWTH SUBPORTFOLIO

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SELECT PORTFOLIOS: HEALTH CARE PORTFOLIO

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR HEALTH CARE FUND

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: FIDELITY U.S. EQUITY CENTRAL FUND - HEALTH CARE SUB

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND IV: HEALTH CARE PORTFOLIO

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

FIDELITY SELECT PORTFOLIOS: SELECT MEDICAL TECHNOLOGY AND DEVICES PORTFOLIO

By:	/s/ Chris Maher
Name: Chris Maher
Title: Authorized Signatory

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIRST LIGHT FOCUS FUND, LP

By:	/s/ Mathew P. Arens
Name: Mathew P. Arens
Title: Managing Member of the GP

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Fred E Cohen and Carolyn B Klebanoff Trust

By:	/s/ Fred E. Cohen
Name:	Fred E. Cohen
Title:	Trustee

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

J.H. WHITNEY VI L.P.

By:	J.H. Whitney Equity Partners VI, L.P.
its General Partner

By:	/s/ Paul R. Vigano
Name:	Paul R. Vigano
Title:	Member

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PATRICK MCBRIEN

By:	/s/ Patrick McBrien
Name:	Patrick McBrien

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Neuberger berman principal strategies prima fund lp

By:	Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabe Cahill
Name:	Gabe Cahill
Title:	Managing Director

Neuberger berman principal strategies Co-invest fund I lp

By:	Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabe Cahill
Name:	Gabe Cahill
Title:	Managing Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ORBIMED PARTNERS MASTER FUND LIMITED

By:	OrbiMed Capital LLC, solely in its capacity as Investment Advisor

By:	/s/ C. Scotland Stevens
Name:	C. Scotland Stevens
Title:	Member

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ORBIMED GENESIS MASTER FUND, L.P.

By:	OrbiMed Genesis GP LLC,
its General Partner

By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ C. Scotland Stevens
Name:	C. Scotland Stevens
Title:	Member

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURA VIDA MASTER FUND, LTD.

By:	/s/ Efrem Kamen
Name:	Efrem Kamen
Title:	Managing Member of Pura Vida Investments, LLC in its capacity as investment manager

HIGHMARK LIMITED, IN RESPECT OF ITS SEGREGATED ACCOUNT HIGHMARK LONG/SHORT EQUITY 20

By:	/s/ Efrem Kamen
Name:	Efrem Kamen
Title:	Managing Member of Pura Vida Investments, LLC in its capacity as investment manager

WALLEYE OPPORTUNITIES MASTER FUND LTD

By:	/s/ Efrem Kamen
Name:	Efrem Kamen
Title:	Managing Member of Pura Vida Investments, LLC in its capacity as sub-adviser

WALLEYE MANAGER OPPORTUNITIES LLC

By:	/s/ Efrem Kamen
Name:	Efrem Kamen
Title:	Managing Member of Pura Vida Investments, LLC in its capacity as sub-adviser

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RIVERVIEW GROUP LLC

By:	Integrated Holding Group LP,
its Managing Member

By:	Millennium Management LLC,
its General Partner

By:	/s/ Vijay Pant
Name:	Vijay Pant
Title:	Treasurer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	Rock Springs General Partner LLC,
its General Partner

By:	/s/ Mark Bussard
Name:	Mark Bussard
Title:	Member

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SEA HAWK MULTI-STRATEGY MASTER FUND LTD.

By:	/s/ Efrem Kamen
Name:	Efrem Kamen
Title:	Managing Member of Pura Vida Investments, LLC in its capacity as sub-adviser

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SH CARIS LIFE US 3, LLC

By:	/s/ Jun Park
Name:	Jun Park
Title:	Authorized Officer

SH CARIS LIFE US 2, LLC

By:	/s/ Jun Park
Name:	Jun Park
Title:	Authorized Officer

SH CARIS LIFE US, LLC

By:	/s/ Jun Park
Name:	Jun Park
Title:	Authorized Officer

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIXTH STREET SPECIALTY LENDING, INC.

By:	/s/ Joshua Easterly
Name:	Joshua Easterly
Title:	Chief Executive Officer

TAO BARNETT INVESTMENTS, LLC

By:	/s/ Joshua Peck
Name:	Joshua Peck
Title:	Vice President

TOP III BARNETT INVESTMENTS, LLC

By:	/s/ Joshua Peck
Name:	Joshua Peck
Title:	Vice President

BARNETT EQUITY HOLDINGS, LLC

By:	/s/ Joshua Peck
Name:	Joshua Peck
Title:	Vice President

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SLP CHROME AGGREGATOR, L.P.

By:	SLP VI Aggregator GP, L.L.C., its general partner
By:	Silver Lake Technology Associates VI, L.P., its managing member
By:	STLA VI (GP), L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Adam Karol
Name:	Adam Karol
Title:	Managing Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price U.S. Equities Trust
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds - TD Health Sciences Fund
VALIC Company I – Science & Technology Fund
T Rowe Price Health Sciences Portfolio

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. Rowe Price Small-Cap Stock Fund, Inc.
T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Spectrum Conservative Allocation Fund
T. Rowe Price Spectrum Moderate Allocation Fund
T. Rowe Price Spectrum Moderate Growth Allocation Fund
T. Rowe Price Moderate Allocation Portfolio
U.S. Small-Cap Stock Trust
VALIC Company I - Small Cap Fund
TD Mutual Funds - TD U.S. Small-Cap Equity Fund
T. Rowe Price U.S. Small-Cap Core Equity Trust
Minnesota Life Insurance Company
Costco 401(k) Retirement Plan
MassMutual Select Funds - MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. ROWE PRICE MID-CAP GROWTH FUND, INC.
T. ROWE PRICE INSTITUTIONAL MID-CAP
EQUITY GROWTH FUND
T. ROWE PRICE MID-CAP GROWTH PORTFOLIO
T. ROWE PRICE U.S. EQUITIES TRUST
TD MUTUAL FUNDS - TD U.S. MID-CAP GROWTH
FUND
MASSMUTUAL SELECT FUNDS - MASSMUTUAL
SELECT MID CAP GROWTH FUND
MML SERIES INVESTMENT FUND - MML MID
CAP GROWTH FUND
BRIGHTHOUSE FUNDS TRUST I - T. ROWE PRICE
MID CAP GROWTH PORTFOLIO
T. ROWE PRICE U.S. MID-CAP GROWTH EQUITY
TRUST
COSTCO 401(K) RETIREMENT PLAN
MASSMUTUAL SELECT FUNDS - MASSMUTUAL
SELECT T. ROWE PRICE SMALL AND MID CAP
BLEND FUND

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. ROWE PRICE DIVERSIFIED MID-CAP
GROWTH FUND, INC.
BUNTING FAMILY III, LLC
T. ROWE PRICE TAX-EFFICIENT EQUITY FUND
JEFFREY LLC
LINCOLN VARIABLE INSURANCE PRODUCTS
TRUST - LVIP T. ROWE PRICE STRUCTURED
MID-CAP GROWTH FUND
VOYA PARTNERS, INC. - VY T. ROWE PRICE
DIVERSIFIED MID CAP GROWTH PORTFOLIO
LINCOLN VARIABLE INSURANCE PRODUCTS
TRUST – LVIP BLENDED MID CAP MANAGED
VOLATILITY FUND

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. ROWE PRICE ALL-CAP OPPORTUNITIES FUND
T. ROWE PRICE ALL-CAP OPPORTUNITIES
PORTFOLIO
T. ROWE PRICE GLOBAL ALLOCATION FUND,
INC.

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

T. Rowe Price New Horizons Trust

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as
applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

XANTIUM PARTNERS L.P.

By:	Xantium Partners GP Ltd.
Its General Partner

By:	Tudor Investment Corporation
Its Trading Advisor

By:	/s/ Stephen N. Waldman
Name:	Stephen N. Waldman
Title:	Managing Director

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VALIC COMPANY I - SCIENCE & TECHNOLOGY
FUND
VALIC COMPANY I - SMALL CAP FUND
MINNESOTA LIFE INSURANCE COMPANY

Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Matthew Dow
Name:	Matthew Dow
Title:	Vice President, Senior Legal Counsel

Signature Page to Amended and Restated Investors’ Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WORLDWIDE HEALTHCARE TRUST PLC

By:	OrbiMed Capital LLC, solely in its capacity as Portfolio Manager

By:	/s/ C. Scotland Stevens
Name:	C. Scotland Stevens
Title:	Member

Signature Page to Amended and Restated Investors’ Rights Agreement

Schedule A

Investors

SCHEDULE A - 1

Schedule B

Investment Management Entities

SCHEDULE B - 1

Schedule C

Material Non-Public Information Contacts

SCHEDULE C - 1